CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of MicroFrame, Inc. on Form S-8 (File No. 33-61837) of our report dated June 21, 1996 on our audit of the consolidated financial statements as of March 31, 1996 and for the year then ended which report is included in this Annual Report on Form 10-KSB.


                                                /s/ Coopers & Lybrand L.L.P.

                                                COOPERS & LYBRAND L.L.P.


New York, New York
June 27, 1996